UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006, the Corporate Personnel Committee (the Committee) of the Board of Directors of Stratus Properties Inc. approved increases to the base salaries of each of our two named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K), effective January 1, 2006, in accordance with the recommendations of an independent compensation consulting firm retained by the Committee. The base salaries of our named executive officers had been at the current levels since January 2002. The Committee previously approved base salary increases for our employees in January 2006; however, at that time, the Committee elected to defer the consideration of base salary increases for our two named executive officers. As noted in the Corporate Personnel Committee Report on Executive Compensation included in our 2006 proxy statement, the Committee stated that it would continue to evaluate our executive compensation program during 2006. As part of this continued evaluation, the Committee approved an increase to the base salary of William H. Armstrong III, Chairman of the Board, President & Chief Executive Officer, to $400,000, and an increase to the base salary of John E. Baker, Senior Vice President & Chief Financial Officer, to $225,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller
(authorized signatory and
Principal Accounting Officer)

Date: May 12, 2006